UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2004

TASER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-074122
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7860 E. McClain Dr., Suite 2
Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 991-0791

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events. 3-For-1 Stock Split.
On January 14, 2004, the Company announced a 3-for-1 stock split of its Common Stock in the form of a 200% stock dividend with each shareholder of record on January 26, 2004 (the “Record Date”) being entitled to receive a stock dividend of 2 shares of Common Stock of the Company for each 1 shares of Common Stock held as of the Record Date.

Item 7. Exhibits.
Exhibit No.	Description

Exhibit No. (99)	Press Release dated January 14, 2004 (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2004	TASER International, Inc.

	By	/s/ KATHLEEN C. HANRAHAN

Kathleen C. Hanrahan
Chief Financial Officer and
Corporate Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

99	Press Release Dated January 14, 2004